EXHIBIT 99.1

FOR RELEASE DECEMBER 10, 2010

SOURCE: Uni-Pixel, Inc.

Uni-Pixel, Inc. Announces Pricing of Common Stock Offering

The Woodlands, Texas (December 10, 2010) — Uni-Pixel, Inc. (NASDAQ: UNXL), a production stage company delivering Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, and lighting and display markets announced the pricing on December 9, 2010 of an underwritten public offering of 3,000,000 shares of its common stock at a price of $5.00 per share, for gross proceeds of $15.0 million.  The net proceeds of the offering after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $13.3 million.

In connection with the close of the offering Uni-Pixel completed a 1-for-15 reverse stock split.  As a result, for the next 20 business days, our symbol on NASDAQ will be UNXLD.  After 20 business days, our symbol will be UNXL.

Uni-Pixel expects to close the sale of its common stock, subject to customary conditions, on or about December 15, 2010.

MDB Capital Group LLC is acting as the sole manager for the offering.

Uni-Pixel has granted the underwriters a 45-day option to purchase up to an additional 450,000 shares of Uni-Pixel’s common stock to cover over-allotments, if any.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.  The offering will be made only by means of a prospectus, copies of which may be obtained from MDB Capital Group LLC 401 Wilshire Boulevard, Suite 1020, Santa Monica, CA 90401, (310) 526-5000.

About Uni-Pixel, Inc.

Uni-Pixel is a production stage company delivering its Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics market segments. Uni-Pixel’s high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. The Company plans to sell its films as sub- components for use in LCD, FSC — LCD and its Time Multiplexed Optical Shutter (TMOS) display technology as a back light film and active film sub-component.  The Company is currently shipping its Clearly Superior ™ Finger Print Resistant protective cover films for multiple touch enabled devices. In addition, Uni-Pixel sells its films under the Clearly Superior™ brand, as well as private label and OEM. Uni-Pixel was recently recognized by MDB Capital Group as one of the top 50 small-cap most innovative public companies. Uni-Pixel’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2009. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2009, as well as other public filings with the SEC since such date.

For additional information contact:
MEDIA:	INVESTORS:
Uni-Pixel, Inc. Public Relations:	Uni-Pixel, Inc. Investor Relations:
Reed Killion	Reed Killion
President & CEO	President & CEO
Phone: 281-825-4500	Phone: 281-825-4500
E-mail: rkillion@unipixel.com	E-mail: rkillion@unipixel.com